Exhibit 4.1(ii)

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture (this “Supplemental Indenture”), dated as of [●], 2015, by and between Twin Cities Power Holdings, LLC, a Minnesota limited liability company (the “Company”), as obligor, and BOKF, NA dba Bank of Oklahoma, a national association, as trustee (the “Trustee”). Capitalized terms used herein not otherwise defined are as defined in the Indenture (defined below).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 10, 2012, providing for the issuance of renewable, unsecured, subordinated notes in the outstanding aggregate principal amount of $50,000,000.00 (the “Prior Notes”);

WHEREAS, the Prior Notes were issued pursuant to the Company’s registration statement on Form S-1, declared effective by the Securities and Exchange Commission (the “SEC”) on or about May 10, 2012 (the “Old Registration Statement”);

WHEREAS, the Company wishes to issue additional notes for a total outstanding aggregate principal amount of $75,000,000.00 (the “New Notes”), to be issued pursuant to the Company’s registration statement on Form S-1 filed with the SEC on [●], 2015 (the “New Registration Statement”);

WHEREAS, the Old Registration Statement expired and was replaced by the Company’s New Registration Statement, which was declared effective by the SEC on or about [●], 2015;

WHEREAS, upon renewal of the Prior Notes after the effective date of the New Registration Statement, the Holders of such Prior Notes will be issued New Notes;

WHEREAS, the Prior Notes that remain outstanding will continue to be subject to the Indenture.

WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee are authorized to amend the Indenture or the Securities and to execute and deliver this Supplemental Indenture without the written consent of any Holder where, among other things, such amendment does not adversely affect the legal rights under the Indenture of any Holder;

WHEREAS, the Company and the Trustee wish to amend the Indenture to provide for the issuance of the New Notes and to reflect the effective date of the New Registration Statement and a change to the name of the Company’s counsel;

WHEREAS, the issuance of the New Notes and the amendments contained herein do not adversely affect the legal rights under the Indenture of any Holder; and

WHEREAS, the Prior Notes and the New Notes shall collectively be referred to as “Notes” under the Indenture, as Supplemented herein.

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NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.	New Notes. The New Notes are hereby issued under the Indenture, with the same terms and rights as the Prior Notes.

2.	Amendments to Indenture. The Indenture is hereby amended by:

(a)	replacing the first sentence of Section 2.1(a) in its entirety with the following language:

The outstanding aggregate principal amount of Securities to be issued hereunder (absent an amendment to the Registration Statement) is limited to $75,000,000.

(b)	replacing the name of Company’s counsel in Section 11.2(a) from Leonard, Street and Deinard Professional Association to:

Stinson Leonard Street LLP

(c)	replacing the effective date of the Registration Statement in the second paragraph of the Indenture and the first paragraph of both the front and reverse side of the Note attached to the Indenture as Exhibit A from May 10, 2012 to:

[●], 2015

(d)	replacing the reference to the aggregate principal amount of the Notes in the first paragraph of the reverse side of the Note attached to the Indenture as Exhibit A from $50,000,000 to:

$75,000,000

3.	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

4.	Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

5.	Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA.

6.	Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.	The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

9.	Severability. If and to the extent that any provision in this Supplemental Indenture shall be held invalid, illegal or unenforceable, or any amendment to the Indenture shall be held not to have been properly approved, the validity, legality, enforceability and approval of the remaining provisions shall not in any way be affected or impaired thereby, to the extent permitted by applicable law.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TWIN CITIES POWER HOLDINGS, LLC

By: /s/ Timothy Krieger
Name: Timothy Krieger
Title: Chief Executive Officer

BOKF, NA dba Bank of Oklahoma, as Trustee

By: /s/ Cynthia Wilkinson
Name: Cynthia Wilkinson
Title: Senior Vice President and Trust Officer

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